Exhibit 10.2
AMENDMENT NO. 1
TO
AMENDED AND RESTATED
CHANGE IN CONTROL AGREEMENT

This AMENDMENT NO. 1 (“Amendment”) to Amended and Restated Change in Control Agreement (the “Agreement”) is made as of the 1st day of January 2010 between KAMAN CORPORATION, a Connecticut corporation (the “Company”) and NEAL J. KEATING (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive have entered into the Agreement, which was most recently amended and restated as of November 11, 2008; and

WHEREAS, the Company and the Executive desire to further amend the Agreement;

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of the other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   A new sentence is added to Section 15 of the Agreement as the first sentence thereof, as follows:  “Except as specifically provided in this Agreement, this Agreement shall not affect the respective rights and obligations of the Company and the Executive under the Executive Employment Agreement.”

2.      Capitalized Terms.  Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to them in the Agreement.

3.      Full Force and Effect.  As modified by this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment.

KAMAN CORPORATION

By:	/s/ Candace A. Clark
Its:	Senior Vice President, Chief Legal Officer
and Secretary

Date:	February 23, 2010

NEAL J. KEATING
/s/ Neal J. Keating

Date: February 23, 2010